EXHIBIT 99.1

Bed Bath & Beyond Inc. Announces Extension of Exchange Offers and Consent Solicitations

for Certain of its Outstanding Debt Securities

UNION, N.J., November 16, 2022 — Bed Bath & Beyond Inc. (NASDAQ: BBBY) today announced that it has extended its previously announced offers to exchange (the “Exchange Offers”) any and all of its outstanding Senior Notes.

Sue Gove, Bed Bath & Beyond’s President and CEO said, “We look forward to building additional momentum with our bond exchange and providing an opportunity for our interested holders to participate. We believe the degree of engagement we have experienced to date will help us address the maturity of our debt, to strengthen our financial position and further enable our current and future business priorities.”

Today’s extension includes the offers to exchange:

(i) 3.749% Senior Notes due 2024 (the “2024 Notes”) for new 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 (the “New Second Lien Non-Convertible Notes”) and/or new 8.821% Senior Second Lien Secured Convertible Notes due 2027 (the “New Second Lien Convertible Notes”), at the option of the holder of the 2024 Notes;

(ii) 4.915% Senior Notes due 2034 (the “2034 Notes”) for new 12.000% Senior Third Lien Secured Convertible Notes due 2029 (the “New Third Lien Convertible Notes” and, together with the New Second Lien Non-Convertible Notes and the New Second Lien Convertible Notes, the “New Notes”); and

(iii) 5.165% Senior Notes due 2044 (the “2044 Notes” and, collectively with the 2024 Notes and the 2034 Notes, the “Old Notes”) for New Third Lien Convertible Notes.

In connection with the Exchange Offers, the Company is also soliciting consents to amend the indenture governing the Old Notes (the “Consent Solicitations”).

Each of the Exchange Offers and Consent Solicitations, which were originally scheduled to expire at 11:59 p.m., New York City time, on November 15, 2022, has been extended until 11:59 p.m., New York City time, on November 18, 2022 (as such time and date may be further extended, the “Expiration Time”).

Except for the extension of the Expiration Time, all other terms of the Exchange Offers and Consent Solicitations remain unchanged.

As of 11:59 p.m., New York City time, on November 15, 2022, which was the original expiration time for the Exchange Offers, the principal amounts of Old Notes validly tendered and not validly withdrawn, as advised by Global Bondholder Services Corporation, the exchange agent for the exchange offers, are set forth in the table below:

Title of Old Notes to be Tendered	CUSIP Number	Outstanding Principal Amount	Principal Amount Tendered	Approximate Percentage of Old Notes Tendered
3.749% Senior Unsecured Notes due 2024	075896 AA8	$215,404,500	$36,477,000	16.93%
4.915% Senior Unsecured Notes due 2034	075896 AB6	$209,712,000	$51,156,000	24.39%
5.165% Senior Unsecured Notes due 2044	075896 AC4	$604,820,000	$68,382,000	11.31%

As previously announced, we entered into privately negotiated exchanges with certain existing institutional holders of our Old Notes. In total, the existing holders exchanged approximately $69 million aggregate principal amount of 2024 Notes, $15.3 million aggregate principal amount of 2034 Notes and $70.2 million aggregate principal amount of 2044 Notes, plus accrued and unpaid interest on such notes, and in one case cash, for approximately 14.5 million shares of our common stock. The Outstanding Principal Amount of each series of Old Notes in the table above gives effect to the cancellation of the Old Notes exchanged in the private exchanges.

Tenders of Old Notes may be withdrawn at any time at or prior to the Expiration Time, but not thereafter, subject to limited exceptions and except as otherwise required by applicable law, unless extended.

A Registration Statement on Form S-4, including a prospectus and consent solicitation statement forming a part thereof (the “Prospectus”), which is subject to change, relating to the issuance of the New Notes has been filed with the Securities and Exchange Commission (the “SEC”) (the “Registration Statement”), but has not yet become effective. The New Notes may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. If and when issued, the New Notes will be registered under the Securities Act of 1933, as amended.

Copies of the Prospectus pursuant to which the Exchange Offers and Consent Solicitations are being made may be obtained from Global Bondholder Services Corporation, the information agent and exchange agent for the Exchange Offers and Consent Solicitations. Requests for documentation and questions regarding procedures for tendering the Old Notes can be directed to Global Bondholder Services Corporation at (855) 654-2015 (for information U.S. Toll-free) or (212) 430-3774 (information for brokers). Questions regarding the terms and conditions of the Exchange Offers and Consent Solicitations should be directed to the dealer manager, Lazard Frères & Co. LLC, at (212) 632-6311.

The Exchange Offers and Consent Solicitations are being made only by and pursuant to the terms and subject to the conditions set forth in the Prospectus, which forms a part of the Registration Statement, and the information in this press release is qualified by reference to such Prospectus and the Registration Statement.

This press release is for informational purposes only and is not an offer to buy or sell or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the New Notes or buy the Old Notes is only being made pursuant to the terms of the Exchange Offers. The Company is not making an offer of New Notes in any jurisdiction where the Exchange Offers are not permitted, and this press release does not constitute an offer to participate in the Exchange Offers to any person in any jurisdiction where it is unlawful to make such an offer or solicitations.

Holders of the Old Notes are urged to carefully read the Prospectus before making any decision with respect to the Exchange Offers and Consent Solicitations. None of the Company, the dealer manager, the trustee with respect to any series of Old Notes, the trustee with respect to any series of New Notes, the information agent and exchange agent for the Exchange Offers or any affiliate of any of them makes any recommendation as to whether holders of the Old Notes should exchange their Old Notes for New Notes in the Exchange Offers, and no one has been authorized by any of them to make such a recommendation.

Holders of the Old Notes must make their own decision as to whether to tender Old Notes and, if so, the principal amount of Old Notes to tender. This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise in the Home, Baby, Beauty and Wellness markets. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including our ability to successfully consummate the Exchange Offers and Consent Solicitations. Readers are strongly encouraged to read the full cautionary statements contained in the Company’s filings with the SEC, including the risk factors set forth in the Registration Statement. The Company disclaims any obligation to update or revise any forward-looking statements.

CONTACTS:

INVESTORS: Susie A. Kim, IR@bedbath.com

MEDIA: Julie Strider, Media@bedbath.com